Exhibit 10.1

                                                               EXECUTION COPY

                          MADISON RIVER CAPITAL, LLC
                          AMENDMENT NO. 1 AND WAIVER

                         Dated as of January 27, 2006


     AMENDMENT NO. 1 TO THE CREDIT AGREEMENT AND WAIVER (this "Amendment"), among MADISON RIVER CAPITAL, LLC, a Delaware limited liability company (the "Borrower"), the banks, financial institutions and other lenders party hereto, LEHMAN COMMERCIAL PAPER INC., as administrative agent (the "Administrative Agent"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Arranger.


                             W I T N E S S E T H:


     WHEREAS, the Borrower, Madison River Telephone Company LLC, as Holdings, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the other Agents party thereto are parties to that certain Credit Agreement dated as of July 29, 2005 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement;


     WHEREAS, the Borrower desires to refinance the Term B Advances currently outstanding under the Credit Agreement (collectively, the "Original Term B Advances") with a new class of Term B-1 Advances under the Credit Agreement (the "Term B-1 Advances") having identical terms with, and having the same rights and obligations under the Loan Documents and in the same aggregate principal amounts as, the Original Term B Advances, in each case as set forth in the Loan Documents, except as such terms are amended hereby;


     WHEREAS, each Term B Lender that executes and delivers this Amendment shall be deemed, upon the effectiveness of this Amendment, to have exchanged and converted its Term B Commitment currently provided for under the Credit Agreement (collectively, the "Original Term B Commitments") and Original Term B Advances (which Original Term B Commitment and Original Term B Advances shall thereafter be deemed terminated and refinanced in full) for a Term B-1 Commitment (a "Term B-1 Commitment") and Term B-1 Advances in the same aggregate principal amount as such Lender's Original Term B Advances as set forth on Schedule I to the Credit Agreement, as amended as of the Amendment No. 1 Effective Date (as hereinafter defined), and such Lender shall thereafter become a Term B-1 Lender (each, a "Term B-1 Lender");


     WHEREAS, each Person that executes and delivers this Amendment as an additional Term B-1 Lender (each, an "Additional Term B-1 Lender"), will make Term B-1 Advances on the Amendment No. 1 Effective Date (each, an "Additional Term B-1 Advance") to the Borrower in an aggregate principal amount equal to the amount set forth opposite its name on Schedule I to the Credit Agreement, as amended as of the Amendment No. 1 Effective Date, the proceeds of which will be used by the Borrower to refinance in full the outstanding principal amount of Original Term B Advances of Term B Lenders, if any, who do not execute and deliver this Amendment, it being understood that an Additional Term B-1 Lender may be a Term B Lender prior to the Amendment No. 1 Effective Date; and


     WHEREAS, the Borrower, the Administrative Agent and each of the Lenders party hereto have agreed to further amend the Credit Agreement in certain respects and each of the Lenders party hereto have agreed to waive certain provisions of the Credit Agreement, in each case as set forth below;

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     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:


             Section 1. Amendment of Credit Agreement.


            (a) Section 1.01 of the Credit Agreement is hereby amended as follows:


            (i) By amending the definition of "Applicable Margin" in its entirety and replacing it with the following:


                "'Applicable Margin' means (a) in respect of the Term B-1 Facility, prior to a Qualified IPO, 1.25% per annum for Base Rate Advances and 2.25% per annum for Eurodollar Rate Advances, and after a Qualified IPO, 0.75% per annum for Base Rate Advances and 1.75% per annum for Eurodollar Rate Advances, and (b) in respect of the Revolving Credit Facility, 0.50% per annum.";


           (ii) By amending the definition of "Commitment" in its entirety and replacing it with the following:


                "'Commitment' means a Term B-1 Commitment or the Revolving Credit Commitment.";


          (iii) By amending the definition of "Lenders" in its entirety and replacing it with the following:


                "'Lenders' means each Term B-1 Lender listed on the signature pages of Amendment No. 1 and each Revolving Credit Lender listed on the signature pages hereto and each other Person that becomes a Lender hereunder pursuant to, and in accordance with, Section 10.07 for so long as such Person shall be a party to this Agreement.";


           (iv) By amending the definition of "Loan Documents" in its entirety and replacing it with the following:


                "'Loan Documents' means (a) this Agreement, (b) the Notes,
                (c) the Guaranties, (d) the Collateral Documents and (e) each agreement or instrument agreed to by the Borrower and related to any Letter of Credit, and in the case of each of the foregoing clauses (a) though (e) as amended.";


            (v) By amending the definition of "Term B Lender" in its entirety and replacing it with the following:


                "'Term B Lender' has the meaning specified in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 1 Effective Date.";


           (vi) By inserting the following new definitions therein in the appropriate alphabetical order:


                "Additional Term B-1 Advance" has the meaning set forth in
                Section 2.01(a)(ii).

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                "Additional Term B-1 Borrowing" means a borrowing consisting of simultaneous Additional Term B-1 Advances of the same Type made by the Additional Term B-1 Lenders.


                "Additional Term B-1 Commitment" means, with respect to an Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make Additional Term B-1 Advances on the Amendment No. 1 Effective Date, in the amount set forth next to the name of such Additional Term B-1 Lender on Annex I to Amendment No. 1 under the caption "Additional Term B-1 Commitment". The aggregate amount of the Additional Term B-1 Commitments shall equal the outstanding principal amount of Term B Advances of Term B Lenders that do not execute and deliver Amendment No. 1 on or prior to the Amendment No. 1 Effective Date.


                "Additional Term B-1 Lender" means a Person with an Additional Term B-1 Commitment to make Additional Term B-1 Advances to the Borrower on the Amendment No. 1 Effective Date, it being understood that an Additional Term B-1 Lender may be a Term B Lender prior to the Amendment No. 1 Effective Date.


                "Amendment No. 1" means Amendment No. 1 dated as of January 27, 2006 to this Agreement among the Borrower, the Administrative Agent and the Lenders party thereto.


                "Amendment No. 1 Effective Date" has the meaning specified in
                Section 2 of Amendment No. 1.


                "Original Term B Advance" has the meaning specified for the phrase "Term B Advance" in Section 1.01 of this Credit Agreement, as in effect prior to the Amendment No. 1 Effective Date.


                "Term B-1 Advance" has the meaning set forth in Section
                2.01(a).


                "Term B-1 Borrowing" means a borrowing consisting of simultaneous Term B-1 Advances of the same Type made by the Term B-1 Lenders.


                "Term B-1 Commitment" means, with respect to any applicable Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption 'Term B-1 Commitment' or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
                Section 10.07(d) as such Lender's 'Term B-1 Commitment'. The original aggregate amount of the Term B-1 Commitments and the Additional Term B-1 Commitments of all Term B-1 Lenders is $475,000,000.


                "Term B-1 Facility" means, at any time, the aggregate amount of the Term B-1 Lenders' Term B-1 Commitments at such time.


                "Term B-1 Lender" means, collectively, (a) each Term B Lender that executes and delivers Amendment No. 1 on or prior to the Amendment No. 1 Effective Date, (b) each Additional Term B-1 Lender and (c) each other Person that becomes a Term B-1 Lender hereunder pursuant to, and in accordance with, Section
                10.07 for so long as such Person shall be a party to this Agreement."


            (b) Section 2.01(a) is hereby amended in its entirety and
                replaced by the following:

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                "(a)  The Term B-1 Advances.  (i) Exchange and Conversion.
                Subject to the terms and conditions hereof, each Term B Lender with a Term B-1 Commitment severally agrees to exchange and convert its Original Term B Advances for a like principal amount of advances (together with the Additional Term B-1 Advances, the "Term B-1 Advances") to the Borrower on the Amendment No. 1 Effective Date, and from and after the Amendment No. 1 Effective date such Term B Advance shall be deemed refinanced in full and such Term B-1 Advances shall be deemed made hereunder. Term B-1 Advances borrowed under this
                Section 2.01(a)(i) and repaid or prepaid may not be reborrowed.


                (ii) The Additional Term B-1 Advances. Each Additional Term B-1 Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (an "Additional Term B-1 Advance") to the Borrower on the Amendment No. 1 Effective Date in an amount not to exceed such Lender's Additional Term B-1 Commitment at such time. The Additional Term B-1 Borrowing shall consist of Additional Term B-1 Advances made simultaneously by the Additional Term B-1 Lenders ratably according to their Additional Term B-1 Commitments. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. It is further understood and agreed that the Additional Term B-1 Advances shall have the same Interest Period or Periods as the Original Term B Advances exchanged for Term B-1 Advances and shall bear interest at the same Eurodollar Rate or Base Rate (but with the Applicable Margin in effect on and after the Amendment No. 1 Effective Date) for the remainder of such Interest Periods.


                (iii) Interest. On the Amendment No. 1 Effective Date the Borrower shall pay all accrued and unpaid interest on the Original Term B Advances to the Term B Lenders; provided, however, that the Interest Periods in effect on the Amendment No. 1 Effective Date of the Original Term B Advances that have been exchanged for, and converted into, Term B-1 Advances in accordance with clause (i) above shall continue in respect of such Term B-1 Advances on and after the Amendment No. 1 Effective Date and shall accrue interest at the Eurodollar Rates then in effect for such Original Term B Advances plus the Applicable Margin (at the rate theretofore in effect for periods up to the Amendment No. 1 Effective Date and at the Eurodollar Rate plus the Applicable Margin provided for pursuant to Amendment No. 1 thereafter). Anything contained in this Agreement to the contrary notwithstanding, the initial Interest Periods with respect to the Additional Term B-1 Advances shall commence on the Amendment No. 1 Effective Date and shall end simultaneously with the Interest Periods that have been continued pursuant to the preceding sentence (which Interest Periods commenced January 6, 2006 for a period of three months) and the Additional Term B-1 Advances shall bear interest at the same Eurodollar Rate or Base Rate for such Interest Period."


            (c) Section 2.05 is hereby amended by adding a new subsection (c)
                to the end thereof to read as follows:


                "(c) Anything contained in Section 2.05 to the contrary notwithstanding, any prepayment of Term B-1 Advances pursuant to this Section 2.05 effected on or before the date one year after the Amendment No. 1 Effective Date with the proceeds of a substantially concurrent incurrence of additional Term B-1 Advances under this Agreement (or other advances having substantially similar terms as the Term B-1 Advances, whether or not under this Agreement) , shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment if, immediately prior to such


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


                prepayment, the Applicable Margin relating to the Term B-1 Advances exceeds the Applicable Margin relating to such additional Term B-1 Advances (or applicable margins of such other advances)."


            (d) Section 2.14 of the Credit Agreement is hereby amended in its entirety and replaced by the following:


                "Section 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely (a) in the case of the Additional Term B-1 Advances, to repay Obligations owing to those Term B Lenders that are not exchanging their Original Term B Advances for Term B-1 Advances pursuant to Section 2.01(a)(i), (b) in the case of the Revolving Credit Facility, for working capital and general business purposes, including capital expenditures and acquisitions, of the Parent and its Subsidiaries and (c) in the case of any Commitment Increase, to prepay any Term B-1 Advance outstanding prior to such Commitment Increase and/or for working capital and general business purposes, including capital expenditures and acquisitions, of the Parent and its Subsidiaries.


            (e) Schedule I to the Credit Agreement is hereby deleted in its entirety and replaced by Annex I to this Amendment No. 1.


            (f) Upon the Amendment No. 1 Effective Date, (i) the Term B-1
                Advances shall have the same terms, rights and obligations as the Original Term B Advances as set forth in the Loan Documents, and (ii) all references to "Term B Advances", "Term B Commitment", "Term B Facility", "Term B Note", "Term B Lenders" and "Term B Borrowings" in the Loan Documents shall be deemed to be references to "Term B-1 Advances", "Term B-1 Commitment", "Term B-1 Facility", "Term B-1 Note", "Term B-1 Lenders" and "Term B-1 Borrowings", respectively.


             Section 2. Waiver and Agreement.   The Lenders hereby waive any
Default or Event of Default under the Credit Agreement as a result of a restatement by the Parent in respect of or arising out of the matters referred to in the Borrower's Form 8-K filed with the Securities Exchange Commission on January 20, 2006 of the consolidated financial statements of the Parent and its Subsidiaries previously delivered to the Lenders.


             (b) The Lenders hereby waive the obligation of the Parent to deliver the financial statements, reports, schedules, opinion and other documents required to be delivered under (i) Section 6.03(b) of the Credit Agreement within 90 days after the end of Fiscal Year 2005 (collectively, the "2005 Annual Financial Reports") and (ii) Section 6.03(c) of the Credit Agreement within 45 days after the end of the first quarter of Fiscal Year 2006 (collectively, the "2006 First Quarter Financial Reports"). The Parent covenants and agrees to deliver to the Administrative Agent no later than May 31, 2006, the 2005 Annual Financial Reports and the 2006 First Quarter Financial Reports. Accordingly, the parties hereto agree that it shall constitute an Event of Default under the Loan Documents if Parent fails to deliver to the Administrative Agent the 2005 Annual Financial Reports and the 2006 First Quarter Financial Reports by such date.


             Section 3. Conditions to Effectiveness. This Amendment and the amendments contained herein shall become effective as of the date hereof (the "Amendment No. 1 Effective Date") when each of the conditions set forth in this Section 2 to this Amendment shall have been fulfilled or waived to the satisfaction of the Administrative Agent; provided that the waiver contained in Section 2(a) herein shall become effective as of July 29, 2005 when each


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

of the conditions set forth in this Section 3 to this Amendment shall have been fulfilled or waived to the satisfaction of the Administrative Agent. The Administrative Agent shall give the Borrower prompt written notice that this Amendment has become effective..


             (i) Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of (a) the Borrower, (b) the Administrative Agent, (c) the Required Lenders and (d) each Term B Lender, or in lieu of one or more Term B Lenders, one or more Additional Term B-1 Lenders providing Additional Term B-1 Commitments in an amount sufficient to refinance all of the principal of the Term B Advances owed to non-consenting Term B Lenders or, as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment.


            (ii) Notices of Borrowing/Conversion. (a) The Borrower shall have provided the Administrative Agent with a Notice of Borrowing substantially in the form of the Notice of Borrowing required by Section 2.02(a) of the Credit Agreement prior to the Amendment No. 1 Effective Date with respect to the borrowing of the Additional Term B-1 Advances on the Amendment No. 1 Effective Date.


              (b) Each Term B Lender exchanging and converting Original Term B Advances shall have provided the Administrative Agent with an Exchange/Conversion Notice substantially in the form of Annex II to this Amendment.


           (iii) Notice of Prepayment. The Borrower shall have provided the Administrative Agent with a notice of prepayment in accordance with the requirements of Section 2.05(a) of the Credit Agreement prior to the Amendment No. 1 Effective Date with respect to the prepayment of the Original Term B Advances owing to the non-consenting Term B Lenders on the Amendment No. 1 Effective Date.


            (iv) Payment of Fees and Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) of the Agents and the Arranger incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement to the extent invoiced prior to the Amendment No. 1 Effective Date.


             (v) Evidence of Debt. Each Term B-1 Lender shall have received, if requested, a Note payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit A-2 to the Credit Agreement, as modified by this Amendment, evidencing the Term B-1 Advances.


            (vi) Interest, Etc. Simultaneously with the making of the Term B-1 Advances, the Borrower shall have paid to all the Term B Lenders all accrued and unpaid interest on the Original Term B Advances to the Amendment No. 1 Effective Date, plus any amounts payable pursuant to Section 10.04 of the Credit Agreement.


           (vii) Execution of Consent. The Administrative Agent shall have received counterparts of a Consent substantially in the form of Exhibit A to this Amendment, duly executed by each of the entities listed therein.

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

          (viii) Resolutions. The Administrative Agent shall have received certified copies of (A) the resolutions of the Board of Directors of the Borrower evidencing approval for this Amendment and all matters contemplated hereby and (B) all documents evidencing other necessary corporate action and governmental and other third party approvals and consents if any, with respect to this Amendment and the matters contemplated hereby.


            (ix) Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower on behalf of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder, (B) the truth in all material respects of the representations and warranties contained in Section 3 of this Amendment and (C) no event has occurred and is continuing that constitutes a Default.


             (x) Legal Opinions. The Administrative Agent shall have received opinions of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Loan Parties, and Matt L. Springer, in-house counsel for the Loan Parties, in forms to be agreed, in each case addressed to each Agent and each Lender.


            (xi) No Default. No Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment after giving effect to this Amendment.


             Section 4. Confirmation of Representations and Warranties

             The Borrower hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement are correct in all material respects on and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties made only as of, or relating to, an earlier date.


             Section 5. Reference to and Effect on the Transaction Documents. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and waived by this Amendment.


             (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and otherwise modified and waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended and waived by this Amendment.


             (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.


             (d) Each Term B Lender executing this Amendment hereby expressly
(i) consents to all of the terms and provisions hereof and (ii) acknowledges and agrees that all of its Original Term B Advances have been exchanged for, and converted into, Term B-1 Advances for a like principal amount in accordance with Section 2.01(a)(i) of the Credit Agreement, as amended by this Amendment.

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             Section 6. Execution in Counterparts.  This Amendment may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


             Section 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.


             Section 8. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.


            [Rest of this page intentionally left blank.]


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             IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.




                            Borrower:
                            ---------


                            MADISON RIVER CAPITAL, LLC


                            By:/s/ J. STEPHEN VANDERWOUDE
                               ------------------------------------
                                  Name:  J. Stephen Vanderwoude
                                  Title: Chairman and Chief Executive Officer


                            Agent:
                            ------


                            LEHMAN COMMERCIAL PAPER INC.

                            By:/s/ DIANE ALBANESE
                               ------------------------------------

                                  Name:  Diane Albanese
                                  Title: Authorized Signatory


                            Arranger:
                            ---------


                            MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED


                            By:/s/ ANTHONY J. LAFAIRE
                               ------------------------------------

                                  Name:  Anthony J. Lafaire
                                  Title: Director


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                          [Lenders Signature Pages]

                                                 EXHIBIT A TO AMENDMENT NO. 1


                                   CONSENT

             Reference is made to the Credit Agreement and Waiver, dated as of July 29, 2005, as amended by Amendment No. 1 to the Credit Agreement, dated as of January 27, 2006, among Madison River Capital, LLC, as
Borrower, Madison River Telephone Company LLC, as Holdings, the other Guarantors party thereto, the Lender Parties (as defined therein) party thereto, Lehman Commercial Paper Inc., as collateral agent and administrative agent for the Lender Parties, and the other Agents party thereto (such Credit Agreement, as so amended, the "Credit Agreement"; capitalized terms used but not defined herein have the same meanings as specified in the Credit Agreement).

             Each of the undersigned confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Amendment No. 1 to the Credit Agreement and Waiver, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by Amendment No. 1 to the Credit Agreement, and (b) the Collateral Documents to which such Person is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations and the Guaranteed Obligations, respectively (in each case, as defined therein).


                            MADISON RIVER TELEPHONE COMPANY LLC
                            MADISON RIVER COMMUNICATIONS, LLC
                            MADISON RIVER FINANCE CORP.
                            MADISON RIVER HOLDINGS CORP.

                            By: /s/ J. STEPHEN VANDERWOUDE
                               --------------------------------------
                                  Name:  J. Stephen Vanderwoude
                                  Title: Chairman and Chief Executive Officer